SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2006

STATION CASINOS, INC

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2411 West Sahara Avenue, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(702) 367-2411

N/A
(Former name or former address, if changed since last report)

ITEM 8.01.  OTHER EVENTS

                    On August 1, 2006, Station Casinos, Inc. (the “Company”) issued a press release announcing it has agreed to issue $400 million of 7 3/4 % senior notes due August 15, 2016 (the “Notes”). A copy of the press release is attached to this Current Report as Exhibit 99.1.

                In connection with the offering of the Notes, the Company entered into an Underwriting Agreement, which is attached hereto as Exhibit 1.1, with a group of underwriters for whom Banc of America Securities LLC acted as representative. In addition, the Company entered into a base Indenture with respect to Senior Notes, which is attached hereto as Exhibit 4.14, with Law Debenture Trust Company of New York, as trustee under the Indenture.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 1, 2006, between the Company and Banc of America Securities LLC as representative of the several underwriters named therein.

4.14	Indenture (including form of Senior Notes) with respect to Senior Notes, dated as of August 1, 2006, by and between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee.

25.1	Statement of Eligibility of Law Debenture Trust Company of New York, as trustee under the Senior Notes Indenture, on Form T-1.

99.1	Press Release of Station Casinos, Inc., dated August 1, 2006.

                    Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: August 2, 2006	By:	/s/ Glenn C. Christenson
Glenn C. Christenson
Executive Vice President, Chief
Financial Officer, Chief Administrative
Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of August 1, 2006, between the Company and Banc of America Securities LLC as representative of the several underwriters named therein.

4.14	Indenture (including form of Senior Notes) with respect to Senior Notes, dated as of August 1, 2006, by and between the Company, as issuer, and Law Debenture Trust Company of New York, as trustee.

25.1	Statement of Eligibility of Law Debenture Trust Company of New York, as trustee under the Senior Notes Indenture, on Form T-1.

99.1	Press Release of Station Casinos, Inc., dated August 1, 2006.